EXHIBIT A

                              MATTHEWS ASIAN FUNDS

                  APPROVAL OF RENEWAL OF FIDELITY BOND COVERAGE

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WHEREAS,          in accordance with Section 17(g) of the Investment Company Act
                  of  1940,  as  amended  (the  "1940  Act"),   and  Rule  17g-1
                  promulgated thereunder, Matthews Asian Funds (the "Trust") is required to maintain with a reputable fidelity insurance
                  company  a  fidelity   bond   policy   covering   larceny  and
                  embezzlement; and

WHEREAS, the Trustees of the Trust who are not "interested" persons of the Trust as defined in the 1940 Act, and a majority of the full Board of Trustees of the Trust, have determined that (i) the fidelity bond coverage for the period December 1, 2007 to December 1, 2008 for the Trust issued through Chubb Insurance Companies with a $2,500,000 aggregate limit of liability, in the form presented to this meeting (the "Bond"), which covers the Trust in accordance with the requirements of Section 17(g) and Rule 17g-1 of the 1940 Act, and (ii) the premium of $8,750 for such Bond, are reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Trust to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of assets of the Trust's portfolios and the nature of the securities in those portfolios;

NOW, THEREFORE, BE IT

RESOLVED,         that the Bond, in the form presented at this meeting,  be, and it hereby is, approved; and it is further

RESOLVED,         that the  Secretary or Assistant  Secretary of the Trust shall make all necessary filings with the SEC and give such notice as is required under paragraph (g) of Rule 17g-1 promulgated by the SEC under the 1940 Act; and it is further

RESOLVED,         that all actions previously taken by any officer or Trustee of the Trust in connection with the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects.